Exhibit 99.1

BARINGS BDC, INC. REPORTS SECOND QUARTER 2019 RESULTS
AND ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.14 PER SHARE

CHARLOTTE, N.C., July 30, 2019 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the second quarter of 2019 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.14 per share.
Highlights

Income Statement	Three Months Ended June 30, 2019		Three Months Ended March 31, 2019
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$7.4	$0.15	$8.0	$0.16
Net realized gains (losses)	$0.1	$—	$(0.1)	$—
Net unrealized appreciation	$1.9	$0.04	$25.4	$0.50
Net increase in net assets resulting from operations	$9.2	$0.18	$33.2	$0.65
Dividends paid		$0.13		$0.12
(1) Based on weighted average shares outstanding during the period of 50,473,640.
(2) Based on weighted average shares outstanding during the period of 51,157,646.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of June 30, 2019	As of March 31, 2019	As of December 31, 2018
Investment portfolio at fair value	$1,200.6	$1,189.4	$1,121.9
Weighted average yield on debt investments, excluding short-term investments (at principal amount)	6.2%	6.3%	6.2%

Total assets	$1,226.2	$1,211.2	$1,167.6
Debt outstanding (principal)	$633.8	$620.0	$570.0
Total net assets (equity)	$583.1	$584.2	$563.0
Net asset value per share	$11.59	$11.52	$10.98
Debt-to-equity ratio	1.09	x	1.06	x	1.01x
Second Quarter 2019 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated, "We are pleased with our performance and the solid quarter of growth we had in our middle-market investment portfolio. Investment activity for the quarter was highlighted by seven new senior secured private debt investments totaling $67.1 million and the $5.2 million initial investment in Joccasee Partners, the joint venture we entered into with South Carolina Retirement Systems Group Trust. In addition, we earned net investment income of $0.15 per share, which exceeded our second quarter dividend by $0.02 per share. These earnings, along with our share repurchase plan, have contributed to our second quarter positive results."
During the three months ended June 30, 2019, the Company reported total investment income of $19.6 million, net investment income of $7.4 million, or $0.15 per share, and a net increase in net assets resulting from operations of $9.2 million, or $0.18 per share.

Net asset value ("NAV") per share as of June 30, 2019 was $11.59, as compared to $11.52 as of March 31, 2019. The increase in NAV per share from March 31, 2019 to June 30, 2019 was primarily attributable to net unrealized appreciation on the Company's investment portfolio of approximately $0.04 per share, net investment income exceeding the second quarter dividend by $0.02 per share and the impact of accretive share repurchases of $0.01 per share.
Share Repurchase Plan
On February 25, 2019, the Company adopted a share repurchase plan, pursuant to Board approval, for the purpose of repurchasing shares of the Company's common stock in the open market (the "Share Repurchase Plan"). The Board authorized the Company to repurchase in 2019 up to a maximum of 5.0% of the amount of shares outstanding under the following targets:

•	a maximum of 2.5% of the amount of shares of the Company's common stock outstanding if shares trade below NAV per share but in excess of 90% of NAV per share; and

•	a maximum of 5.0% of the amount of shares of the Company's common stock outstanding if shares trade below 90% of NAV per share.
As of July 29, 2019, the Company had repurchased a total 969,789 shares of its common stock in the open market under the Share Repurchase Plan at an average price of $9.95 per share, including broker commissions. The shares of common stock purchased under the Share Repurchase Plan represent approximately 1.9% of the Company's issued and outstanding shares as of February 25, 2019.
Liquidity and Capitalization
On May 9, 2019, the Company completed a term debt securitization (the "Debt Securitization") through a private placement of eight-year notes, with $348.25 million issued to third parties. Proceeds from the Debt Securitization were primarily used to repay borrowings under the Barings BDC Senior Funding I, LLC credit agreement (the "BSF Credit Agreement"). In addition, total commitments under the BSF Credit Agreement were reduced from $600.0 million to $250.0 million during the second quarter.
As of June 30, 2019, the Company had cash of $12.9 million, short-term money market fund investments of $34.4 million, $210.5 million of borrowings outstanding under the BSF Credit Agreement, $75.0 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $348.25 million outstanding under the Debt Securitization.
Dividend Information
The Board has declared a quarterly cash dividend of $0.14 per share. This represents a $0.01 increase from the second quarter dividend of 2019 and a dividend yield of approximately 6%.
The Company’s third quarter dividend will be payable as follows:
Third Quarter 2019 Dividend:
Amount per share:         $0.14
Record date:             September 11, 2019
Payment date:         September 18, 2019
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.

Recent Portfolio Activity
During the three months ended June 30, 2019, the Company purchased $2.9 million in syndicated senior secured loans, made seven new senior secured private middle-market debt investments totaling $67.1 million, made one joint venture equity investment totaling $5.2 million and made additional debt investments in four existing portfolio companies totaling $5.2 million. In addition, the Company sold $28.0 million, net, in money market fund investments during the three months ended June 30, 2019. The Company had four portfolio company loans repaid at par totaling $26.6 million, received $15.3 million of principal payments and sold $0.3 million of syndicated secured loans, recognizing a net realized loss on these transactions of $0.1 million. In addition, the Company received a $0.2 million escrow distribution from one portfolio company, which was recognized as a realized gain.
Subsequent Events
From July 1, 2019 through July 29, 2019, Barings BDC made approximately $70.1 million of new middle-market private debt and equity commitments, of which approximately $33.0 million have closed. The $33.0 million of middle-market investments consists of first lien senior secured debt with a weighted average yield of 8.9%. In addition, as of July 29, 2019, Barings North American Private Finance group had a probability weighted pipeline of approximately $419.7 million, in which Barings BDC may have the ability to participate. Not all deals may be suitable for Barings BDC and the Company's allocations will be determined in accordance with the Barings Global Private Finance allocation policy.
Conference Call to Discuss Second Quarter 2019 Results
Barings BDC has scheduled a conference call to discuss second quarter 2019 financial and operating results for Wednesday, July 31, 2019, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 14, 2019. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13691940.
Barings BDC's quarterly results conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until August 14, 2019.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of the Company's trading intent. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $325 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.

About Barings LLC
Barings is a $325+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of our clients and customers. Through active asset management and direct origination, we provide innovative solutions and access to differentiated opportunities across public and private capital markets. A subsidiary of MassMutual, Barings maintains a strong global presence with business and investment professionals located across North America, Europe and Asia Pacific.

*As of June 30, 2019
Media Contact:
Kelly Smith, Media Relations, Barings, (980) 417-5648, kelly.smith@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, (888) 401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,185,840,891 and $1,128,694,715 as of June 30, 2019 and December 31, 2018, respectively)	$1,161,189,262	$1,076,631,804
Affiliate investments (cost of $5,162,299 as of June 30, 2019)	5,000,210	—
Short-term investments (cost of $34,423,491 and $45,223,941 as of June 30, 2019 and December 31, 2018, respectively)	34,423,491	45,223,941
Total investments at fair value	1,200,612,963	1,121,855,745
Cash	12,926,602	12,426,982
Interest and fees receivable	5,208,059	6,008,700
Prepaid expenses and other assets	1,318,240	4,123,742
Deferred financing fees	6,001,589	251,908
Receivable from unsettled transactions	115,302	22,909,998
Total assets	$1,226,182,755	$1,167,577,075
Liabilities:
Accounts payable and accrued liabilities	$5,852,451	$5,327,249
Interest payable	2,339,146	749,525
Payable from unsettled transactions	2,970,000	28,533,014
Borrowings under credit facilities	285,500,000	570,000,000
Debt securitization	346,441,453	—
Total liabilities	643,103,050	604,609,788
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 50,314,275 and 51,284,064 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively)	50,314	51,284
Additional paid-in capital	875,245,919	884,894,249
Total distributable earnings (loss)	(292,216,528)	(321,978,246)
Total net assets	583,079,705	562,967,287
Total liabilities and net assets	$1,226,182,755	$1,167,577,075
Net asset value per share	$11.59	$10.98

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$18,823,480	$17,507,637	$36,684,799	$36,513,687
Affiliate investments	—	2,250,311	—	4,910,498
Control investments	—	278,091	—	553,127
Short-term investments	251,344	—	424,039	—
Total interest income	19,074,824	20,036,039	37,108,838	41,977,312
Dividend income:
Non-Control / Non-Affiliate investments	4,711	66,657	4,711	252,369
Affiliate investments	—	334,575	—	339,125
Total dividend income	4,711	401,232	4,711	591,494
Fee and other income:
Non-Control / Non-Affiliate investments	519,970	2,627,353	821,027	3,921,070
Affiliate investments	—	134,407	—	528,680
Control investments	—	7,819	—	107,819
Total fee and other income	519,970	2,769,579	821,027	4,557,569
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	—	1,141,549	—	2,448,130
Affiliate investments	—	403,337	—	825,477
Total payment-in-kind interest income	—	1,544,886	—	3,273,607
Interest income from cash	2,183	721,755	6,870	1,149,596
Total investment income	19,601,688	25,473,491	37,941,446	51,549,578
Operating expenses:
Interest and other financing fees	7,027,040	7,344,335	12,871,212	14,934,883
Base management fee	3,130,955	—	5,581,950	—
Compensation expenses	108,646	3,842,656	227,090	7,935,508
General and administrative expenses	1,922,165	4,224,631	3,891,025	5,893,140
Total operating expenses	12,188,806	15,411,622	22,571,277	28,763,531
Net investment income	7,412,882	10,061,869	15,370,169	22,786,047
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	50,024	(29,369,826)	(79,751)	(41,309,310)
Affiliate investments	—	(904,686)	—	2,352,512
Control investments	—	(6,630,547)	—	(6,626,547)
Net realized gains (losses) on investments	50,024	(36,905,059)	(79,751)	(45,583,345)
Foreign currency borrowings	—	(341,915)		1,081,211
Net realized gains (losses)	50,024	(37,246,974)	(79,751)	(44,502,134)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	2,014,096	22,220,521	27,411,284	32,152,905
Affiliate investments	(162,089)	17,629,966	(162,089)	19,085,297
Control investments	—	3,040,908	—	1,670,033
Net unrealized appreciation on investments	1,852,007	42,891,395	27,249,195	52,908,235
Foreign currency borrowings	—	99,435	—	(863,980)
Net unrealized appreciation	1,852,007	42,990,830	27,249,195	52,044,255
Net realized and unrealized appreciation on investments and foreign currency borrowings	1,902,031	5,743,856	27,169,444	7,542,121
Loss on extinguishment of debt	(85,356)	—	(129,751)	—
Benefit from (provision for) taxes	17,493	(488,845)	(499)	(539,635)
Net increase in net assets resulting from operations	$9,247,050	$15,316,880	$42,409,363	$29,788,533
Net investment income per share—basic and diluted	$0.15	$0.21	$0.30	$0.48
Net increase in net assets resulting from operations per share—basic and diluted	$0.18	$0.32	$0.83	$0.62
Dividends/distributions per share:
Total dividends/distributions per share	$0.13	$—	$0.25	$0.30
Weighted average shares outstanding—basic and diluted	50,473,640	48,041,540	50,813,753	47,970,594

BARINGS BDC, INC.
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net increase in net assets resulting from operations	$42,409,363	$29,788,533
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(171,350,190)	(29,087,262)
Repayments received/sales of portfolio investments	104,431,586	196,625,451
Purchases of short-term investments	(317,480,389)	—
Sales of short-term investments	328,280,839	—
Loan origination and other fees received	2,420,157	292,999
Net realized loss on investments	79,751	45,583,345
Net realized gain on foreign currency borrowings	—	(1,081,211)
Net unrealized appreciation of investments	(27,249,195)	(53,257,297)
Net unrealized depreciation of foreign currency borrowings	—	863,980
Payment-in-kind interest accrued, net of payments received	—	623,880
Amortization of deferred financing fees	558,712	1,333,044
Loss on extinguishment of debt	129,751	—
Accretion of loan origination and other fees	(543,501)	(2,890,048)
Amortization/accretion of purchased loan premium/discount	(114,594)	(12,131)
Depreciation expense	—	27,414
Stock-based compensation	—	2,933,454
Changes in operating assets and liabilities:
Interest and fees receivables	800,641	(3,588,400)
Prepaid expenses and other assets	2,805,502	(75,446)
Accounts payable and accrued liabilities	525,202	(1,628,061)
Interest payable	1,589,621	(270,034)
Net cash provided by (used in) operating activities	(32,706,744)	186,182,210
Cash flows from financing activities:
Borrowings under credit facilities	120,000,000	4,100,000
Repayments of credit facilities	(404,500,000)	(149,953,253)
Proceeds from debt securitization	348,250,000	—
Financing fees paid	(8,246,691)	—
Purchases of shares in repurchase plan	(9,649,300)	—
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(1,283,484)
Cash dividends/distributions paid	(12,647,645)	(14,407,384)
Net cash provided by (used in) financing activities	33,206,364	(161,544,121)
Net increase in cash	499,620	24,638,089
Cash, beginning of period	12,426,982	191,849,697
Cash, end of period	$12,926,602	$216,487,786
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,451,297	$12,690,524